Exhibit 99.1

Floor & Decor Holdings, Inc. Announces First Quarter Fiscal 2019 Financial Results

  Net sales increased 18.4% from the first quarter 2018 to $477.1 million
  Comparable store sales increased 3.1% from the first quarter 2018; Comparable store sales excluding Houston increased 7.1%
  Diluted earnings per share (“EPS”) decreased 3.3% to $0.29 from $0.30 in the first quarter 2018; Adjusted diluted EPS increased 11.5% to $0.29 from $0.26 in the first quarter 2018
  Provides second quarter and updates full year fiscal 2019 sales and earnings outlook

ATLANTA--(BUSINESS WIRE)--May 2, 2019--Floor & Decor Holdings, Inc. (NYSE:FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the first quarter of fiscal 2019, which ended March 28, 2019.

Tom Taylor, Chief Executive Officer, stated, “We are very pleased with our first quarter results, and the start to 2019, as we delivered earnings per share that exceeded the high-end of our guidance on solid execution across all of our functional areas. Comparable-store sales grew 3.1% on top of last year’s strong 15.6% increase, representing our 41st consecutive quarter of growth and further reinforcing the long-term growth prospects of our highly differentiated, multi-channel, hard-surface flooring and accessories business model.”

Mr. Taylor continued, “We are making excellent progress on our growth initiatives that we have planned for fiscal 2019, including our goal of opening 20 new warehouse stores, which would represent another year of 20% unit growth. We are also excited about the improvements we are seeing in our customer satisfaction and engagement scores. We strongly believe that delivering a consistently great value proposition with a differentiated and ever-improving experience across all of our touch points with our Professional, Do-it-Yourself and Buy-it-Yourself customers will drive continued market share gains. As we look to the remainder of fiscal 2019, we remain focused on execution of our key growth strategies and aim to capitalize on the significant growth opportunity that exists for Floor & Decor.”

Please see “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.

For the Thirteen Weeks Ended March 28, 2019

  Net sales increased 18.4% to $477.1 million from $402.9 million in the first quarter of fiscal 2018. Comparable store sales increased 3.1%. Comparable store sales excluding Houston increased 7.1%.
  The Company opened three new stores during the first quarter of fiscal 2019, ending the quarter with 103 warehouse format stores.
  Operating income increased 8.9% to $39.8 million from $36.5 million in the first quarter of fiscal 2018. Operating margin decreased 80 basis points to 8.3%.
  Net income decreased 3.6% to $30.7 million compared to $31.9 million in the first quarter of fiscal 2018. Diluted EPS was $0.29 compared to $0.30 in the first quarter of fiscal 2018.
  Adjusted net income* increased 12.1% to $30.0 million compared to $26.7 million in the first quarter of fiscal 2018. Adjusted diluted EPS* was $0.29 compared to $0.26 in the first quarter of fiscal 2018, an increase of 11.5%.
  Adjusted EBITDA* increased 25.6% to $60.1 million compared to $47.8 million in the first quarter of fiscal 2018.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Second Quarter and Fiscal 2019 Sales and Earnings Outlook
(In millions, except EPS and store count)

Thirteen Weeks Ending
6/27/2019
Net sales	$505 - $515
Comparable store sales	1.0% to 3.0%
GAAP diluted EPS	$0.28 - $0.29
Adjusted diluted EPS	$0.29 - $0.31
Diluted weighted average shares outstanding	104.6
Adjusted EBITDA	$60.8 - $63.0
Warehouse format store count	106
New warehouse format stores	3

	Updated Outlook	Prior Outlook
	Year Ending	Year Ending
	12/26/2019	12/26/2019
Net sales	$2,020 - $2,055	$2,060 - $2,094
Comparable store sales	3.0% to 5.0%	6.0% to 8.0%
GAAP diluted EPS	$1.03 - $1.09	$1.01 - $1.06
Adjusted diluted EPS	$1.07 - $1.12	$1.07 - $1.12
Diluted weighted average shares outstanding	104.7	104.5
Adjusted EBITDA	$235.5 - $243.0	$233.8 - $240.9
Depreciation and amortization	Approximately $73.7	Approximately $69.9
Interest expense	Approximately $9.8	Approximately $9.5
Tax rate	23.3% for the remainder of fiscal 2019	23.1%
Warehouse format store count	120	120
New warehouse format stores	20	20
Capital Expenditures	$220 - $230	$220 - $230

The above guidance includes certain non-GAAP financial measures (namely Adjusted EBITDA and Adjusted diluted EPS). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Conference Call Details

A conference call to discuss the first quarter fiscal 2019 financial results is scheduled for today, May 2, 2019, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours following the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13689543. The replay will be available until May 9, 2019.

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer operating 103 warehouse-format stores across 28 states at the end of the first quarter 2019. The company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate, vinyl, and natural stone along with decorative and installation accessories, at everyday low prices. The Company was founded in 2000 and is headquartered in Smyrna, Georgia.

Comparable Store Sales

Comparable store sales refer to period-over-period comparisons of our net sales based on when the customer obtains control of their product, which is typically at the time of sale and may be slightly different than our historically reported net sales due to timing of when final delivery of the product has occurred. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following its opening, which is when we believe comparability has been achieved. Since our e-commerce sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in square footage of an existing comparable store, including remodels and relocations, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed temporarily and relocated within their primary trade areas are included in same store sales. Additionally, any stores that were closed during the current or prior fiscal year are excluded from the definition of comparable stores.

Non-GAAP Financial Measures

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by weighted average shares outstanding. We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss on asset disposal, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)
	Thirteen Weeks Ended
	3/28/2019		3/29/2018		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$477,050	100.0%	$402,948	100.0%	18.4%
Cost of sales	275,676	57.8	237,562	59.0	16.0
Gross profit	201,374	42.2	165,386	41.0	21.8
Operating expenses:
Selling & store operating expenses	127,383	26.7	102,567	25.4	24.2
General & administrative expenses	30,202	6.4	23,339	5.8	29.4
Pre-opening expenses	4,027	0.8	2,974	0.7	35.4
Total operating expenses	161,612	33.9	128,880	31.9	25.4
Operating income	39,762	8.3	36,506	9.1	8.9
Interest expense	2,921	0.6	1,784	0.5	63.7
Income before income taxes	36,841	7.7	34,722	8.6	6.1
Provision for income taxes	6,121	1.3	2,851	0.7	NM
Net income	$30,720	6.4%	$31,871	7.9%	(3.6)%
Basic weighted average shares outstanding	97,785		95,714
Diluted weighted average shares outstanding	104,321		104,665
Basic earnings per share	$0.31		$0.33		(6.1)%
Diluted earnings per share	$0.29		$0.30		(3.3)%

NM – Not Meaningful

Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)
	As of	As of
	March 28,	December 27,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$451	$644
Income taxes receivable	—	4,324
Receivables, net	66,101	67,527
Inventories, net	437,504	471,014
Prepaid expenses and other current assets	23,342	15,949
Total current assets	527,398	559,458
Fixed assets, net	338,888	328,366
Right of use assets	659,115	—
Intangible assets, net	109,322	109,330
Goodwill	227,447	227,447
Other assets	11,181	9,490
Total long-term assets	1,345,953	674,633
Total assets	$1,873,351	$1,234,091
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Current portion of lease liabilities	73,615	—
Trade accounts payable	229,498	313,503
Accrued expenses and other current liabilities	76,390	82,038
Income taxes payable	8,765	—
Deferred revenue	6,581	5,244
Total current liabilities	398,349	404,285
Term loans	141,152	141,834
Revolving line of credit	2,100	—
Deferred rent	—	36,980
Lease liabilities	683,672	—
Deferred income tax liabilities, net	25,666	26,838
Tenant improvement allowances	—	37,295
Commitments and contingencies	2,451	2,550
Total long-term liabilities	855,041	245,497
Total liabilities	1,253,390	649,782
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 28, 2019 and December 27, 2018	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 97,997,529 shares issued and outstanding at March 28, 2019 and 97,588,539 issued and outstanding at December 27, 2018	98	98
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 28, 2019 and December 27, 2018	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at March 28, 2019 and December 27, 2018	—	—
Additional paid-in capital	345,907	340,462
Accumulated other comprehensive income (loss), net	(148)	186
Retained earnings	274,104	243,563
Total stockholders’ equity	619,961	584,309
Total liabilities and stockholders’ equity	$1,873,351	$1,234,091

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Thirteen Weeks Ended
	March 28,	March 29,
	2019	2018
Operating activities
Net income	$30,720	$31,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,184	11,534
Amortization of tenant improvement allowances	—	(1,045)
Deferred income taxes	(1,057)	2,111
Interest cap derivative contracts	610	(535)
Stock based compensation expense	2,250	1,415
Changes in operating assets and liabilities:
Receivables, net	22,568	15,775
Inventories, net	33,510	(9,262)
Trade accounts payable	(84,005)	(3,723)
Accrued expenses and other current liabilities	3,017	(12,926)
Income taxes	13,143	780
Deferred revenue	1,337	1,500
Deferred rent	—	2,707
Tenant improvement allowances	—	128
Other, net	(12,256)	282
Net cash provided by operating activities	27,021	40,612
Investing activities
Purchases of fixed assets	(31,634)	(27,841)
Net cash used in investing activities	(31,634)	(27,841)
Financing activities
Borrowings on revolving line of credit	80,200	51,900
Payments on revolving line of credit	(78,100)	(66,100)
Payments on term loans	(875)	(1,750)
Proceeds from exercise of stock options	1,776	3,195
Proceeds from employee stock purchase plan	1,419	—
Net cash provided by (used in) financing activities	4,420	(12,755)
Net increase (decrease) in cash and cash equivalents	(193)	16
Cash and cash equivalents, beginning of the period	644	556
Cash and cash equivalents, end of the period	$451	$572
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$53,049	$—
Cash paid for interest	$1,987	$2,368
Cash paid for income taxes	$—	$19
Fixed assets accrued at the end of the period	$10,836	$16,332

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except EPS)
(Unaudited)

Adjusted net income and Adjusted diluted EPS
	Thirteen Weeks Ended
	3/28/2019	3/29/2018
Net income (GAAP):	$30,720	$31,871
Secondary offering costs (a)	393	—
Hurricane disaster recovery (b)	—	(311)
Store Support Center relocation and distribution center closure (c)	1,596	—
Tax benefit of stock option exercises (d)	(2,498)	(4,902)
Tax impact of adjustments to net income (e)	(251)	73
Adjusted net income	$29,960	$26,731
Diluted weighted average shares outstanding	104,321	104,665
Adjusted diluted EPS	$0.29	$0.26

(a)	For the period ended March 28, 2019, reflects costs incurred in connection with the secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on February 28, 2019, (the “February 2019 Secondary Offering”). The Company did not sell any shares in the February 2019 Secondary Offering and did not receive any proceeds from the sales of shares by the selling stockholders.
(b)	Reflects net insurance recoveries from hurricanes Harvey and Irma.
(c)	Amounts for the thirteen weeks ended March 28, 2019, relate to costs incurred in connection with the relocation of the Company’s Store Support Center and closure of the Company’s Miami distribution center.
(d)	Tax benefit due to stock option exercises.
(e)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA
	Thirteen Weeks Ended
	3/28/2019	3/29/2018
Net income (GAAP):	$30,720	$31,871
Depreciation and amortization (a)	16,871	10,228
Interest expense	2,921	1,784
Income tax expense	6,121	2,851
EBITDA	56,633	46,734
Stock compensation expense (b)	2,250	1,415
Other (c)	1,185	(322)
Adjusted EBITDA	$60,068	$47,827

(a)	Excludes deferred financing amortization which is included as a part of interest expense in the table above. For the thirteen weeks ended March 29, 2018, amounts are net of tenant improvement allowances.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ended March 28, 2019, primarily relate to costs associated with the February 2019 Secondary Offering, the relocation of the Company’s Store Support Center and the closure of the Company’s Miami distribution center. Amounts for the thirteen weeks ended March 29, 2018, primarily relate to net insurance recoveries from hurricanes Harvey and Irma.

Reconciliation of GAAP to Non-GAAP Financial Measures
Second Quarter 2019 Earnings Outlook
(In millions, except per share data)
(Unaudited)
Certain numbers may not sum due to rounding

Adjusted net income and Adjusted diluted EPS
	Thirteen Weeks Ended
	6/27/2019		6/28/2018
	Low End	High End	Actual
Net income (GAAP):	$28.8	$30.5	$39.8
Secondary offering costs (a)	—	—	0.8
Hurricane disaster recovery (b)	—	—	(0.2)
Store Support Center relocation and distribution center closure (c)	2.2	2.2	0.6
Tax benefit of stock option exercises (d)	—	—	(12.5)
Tax impact of adjustments to net income (e)	(0.5)	(0.5)	(0.2)
Adjusted net income	$30.5	32.2	28.4
Diluted weighted average shares outstanding	104.6	104.6	104.9
Adjusted diluted EPS	$0.29	$0.31	$0.27

(a)	For the thirteen weeks ended June 28, 2018, reflects costs incurred in connection with a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on May 29, 2018 (the “May 2018 Secondary Offering”). The Company did not sell any shares in the May 2018 Secondary Offering and did not receive any proceeds from the sales of shares by the selling stockholders.
(b)	Reflects net insurance recoveries from hurricanes Harvey and Irma.
(c)	For the thirteen weeks ending June 27, 2019, reflects costs associated with the relocation of the Company’s Store Support Center and the closure of the Company’s Miami distribution center. For the thirteen weeks ended June 28, 2018, amounts reflect costs associated with the closure of the Company’s Miami distribution center.
(d)	Tax benefit due to stock option exercises.
(e)	Adjustments for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA
	Thirteen Weeks Ended
	6/27/2019		6/28/2018
	Low End	High End	Actual
Net income (GAAP):	$28.8	$30.5	$39.8
Depreciation and amortization (a)	17.3	17.3	10.7
Interest expense	2.2	2.2	2.1
Income tax expense	8.8	9.3	(4.7)
EBITDA	57.1	59.3	47.9
Stock compensation expense (b)	2.3	2.3	1.5
Other (c)	1.4	1.4	1.2
Adjusted EBITDA	$60.8	$63.0	$50.7

(a)	Excludes deferred financing amortization which is included as a part of interest expense in the table above. For the thirteen weeks ended June 28, 2018, amounts are net of tenant improvement allowances.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ending June 27, 2019 primarily relate to costs associated with the relocation of the Company’s Store Support Center and the closure of the Company’s Miami distribution center. Amounts for the thirteen weeks ended June 28, 2018 primarily relate to costs associated with the May 2018 Secondary Offering, the closing of the Company’s Miami distribution center and net insurance recoveries from hurricanes Harvey and Irma.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year 2019 Earnings Outlook
(In millions, except per share data)
(Unaudited)
Certain numbers may not sum due to rounding

Adjusted net income and Adjusted diluted EPS
	Year Ended
	12/26/2019		12/27/2018
	Low End	High End	Actual
Net income (GAAP):	$108.0	$113.9	$116.2
Secondary offering costs (a)	0.4	0.4	1.1
Hurricane disaster recovery (b)	—	—	(0.5)
Store Support Center relocation and distribution center closure (c)	7.3	7.3	7.1
Tax benefit of stock option exercises (d)	(2.5)	(2.5)	(19.7)
Deferred tax adjustment for tax reform and other credits (e)	—	—	(1.2)
Tax impact of adjustments to net income (f)	(1.6)	(1.6)	(1.6)
Adjusted net income	$111.6	117.5	101.5
Diluted weighted average shares outstanding	104.7	104.7	104.6
Adjusted diluted EPS	$1.07	$1.12	$0.97

(a)	Amounts for the year ending December 26, 2019 reflect costs incurred in connection with the February 2019 Secondary Offering. The Company did not sell any shares in the February 2019 Secondary Offering and did not receive any proceeds from the sales of shares by the selling stockholders. Amounts for the year ended December 27, 2018 relate to costs incurred in connection with the May 2018 Secondary Offering and the secondary public offerings of the Company’s common stock by certain of the Company’s stockholders completed on September 14, 2018 (together with the May 2018 Secondary Offering, the “2018 Secondary Offerings”). The Company did not sell any shares in the 2018 Secondary Offerings and did not receive any proceeds from the sales of shares by the selling stockholders.
(b)	Reflects net insurance recoveries from hurricanes Harvey and Irma.
(c)	For the year ending December 26, 2019, reflects costs associated with the relocation of the Company’s Store Support Center and the closure of the Company’s Miami distribution center. For the year ended December 27, 2018, amounts reflect costs associated with the closure of the Company’s Miami distribution center.
(d)	Tax benefit due to stock option exercises.
(e)	Reflects the impact of tax rate changes resulting from tax reform on temporary differences as reported in the Company’s 2017 tax return as compared to the amount the Company originally recorded for such impacts in fiscal 2017 and other credits.
(f)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA
	Year Ended
	12/26/2019		12/27/2018
	Low End	High End	Actual
Net income (GAAP):	$108.0	$113.9	$116.2
Depreciation and amortization (a)	73.7	73.7	46.3
Interest expense	9.8	9.8	8.9
Income tax expense	29.8	31.4	6.2
EBITDA	221.3	228.8	177.6
Stock compensation expense (b)	9.2	9.2	6.5
Other (c)	5.0	5.0	7.8
Adjusted EBITDA	$235.5	$243.0	$191.9

(a)	Excludes deferred financing amortization which is included as a part of interest expense in the table above. For the year ended December 27, 2018, amounts are net of tenant improvement allowances.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the year ending December 26, 2019 primarily relate to costs associated with the February 2019 Secondary Offering, the relocation of the Company’s Store Support Center and the closure of the Company’s Miami distribution center. Amounts for the year ended December 27, 2018 primarily relate to costs associated with the 2018 Secondary Offerings, the closing of the Company’s Miami distribution center and net insurance recoveries from hurricanes Harvey and Irma.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ending June 27, 2019, and all of fiscal 2019 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2019. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of recent natural disasters on sales.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in “Forward-Looking Statements,” Item 1, “Business” and Item 1A, “Risk Factors” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report for fiscal 2018 filed with the Securities and Exchange Commission on February 25, 2019 (the “Annual Report”) and elsewhere in the Annual Report.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ending June 27, 2019, and all of fiscal 2019 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2019.

CONTACT:
Investor Contacts:

Wayne Hood
Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com

or

Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com